Artisan Partners Asset Management Inc. Reports 1Q17 Results
Milwaukee, WI - April 27, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three months ended March 31, 2017, including net income and earnings per share.

CEO and Chairman Eric Colson said, “At Artisan Partners we regularly emphasize our commitment to high value-added investing and increased degrees of investment freedom. Now is a good time to review some of what we’ve done in these areas recently and over the last several years.
“Just a few days ago, our newest team, the Artisan Thematic team, launched its first investment fund, the Artisan Thematic Fund. Led by portfolio manager Chris Smith, the Thematic team will manage a focused portfolio of securities exposed to multi-year thematic trends. The Thematic strategy provides the team with broad flexibility to concentrate capital, invest across market capitalizations and geographies, and use multiple instruments to generate returns and manage risk. The establishment of the Thematic team and the launch of the Thematic strategy are natural extensions for Artisan Partners. While some of the investment techniques, processes, and instruments used by the team are different than those used by our other teams, the key to success will be the same: great talent working in the right environment.
“In March of this year, our Credit team’s High Income strategy passed its three-year mark. Portfolio manager Bryan Krug and his team have used investment flexibility to build a portfolio and generate returns that are differentiated from peers and the benchmark index. The Credit team invests significant capital in bank loans and is willing to concentrate capital, including behind lower-rated borrowers. Since inception, the High Income strategy has generated average annual returns of 6.96%, net of fees, compared to 4.62% for the strategy’s benchmark index. On its third anniversary, the Artisan High Income Fund received a 5-star overall rating from Morningstar and was ranked in the 1st percentile of its Morningstar category peer group. The strategy finished the first quarter with $2.1 billion in AUM, by far the most AUM of any of Artisan’s strategies at the three-year mark. To date, most of the strategy’s AUM has been sourced from financial advisors in our intermediary distribution channel. With a three-year track record and the launch of an institutional share class in October 2016, we believe there is a good opportunity to broaden the asset base with institutional clients.
“Our Developing World team, which portfolio manager Lewis Kaufman founded a little more than two years ago, also continues to have strong early investment performance and business development. Over the last year, the Artisan Developing World Strategy participated in the emerging markets rally and returned 19.20%, net of fees, compared to 17.21% for the MSCI Emerging Markets Index. Prior to the emerging markets rally, the Developing World strategy provided solid down-side protection, returning -7.84%, net of fees, between strategy inception in July 2015 and March 31, 2016, compared to -12.63% for the Emerging Markets index. The Developing World team is successfully leveraging higher degrees of freedom to provide an outcome that compounds value for clients and is difficult to replicate with passive products. In less than two years, the strategy has raised $1.1 billion in net client cash flows.
“While we are very pleased with the establishment of the Thematic team and the early success of the Credit and Developing World teams, it is critical to remember that the sophisticated clients and investors that we serve expect our strategies to add value over the long term - over full market cycles. Our Growth, Global Equity, U.S. Value, and Global Value teams have added significant value for clients and investors across multiple strategies, inception dates, and long-term time periods. They have done so by applying their unique investment philosophies and processes with discipline.
“We have consciously designed Artisan Partners to increase the probability that our investment teams will have long-term success and develop into durable investment franchises capable of adding value for clients and investors long into the future. At Artisan Partners, we empower our investment leaders to act as owners who are accountable and responsible for long-term value creation. Our partnership with our teams includes collaborative decision-making with respect to asset flows, fee rates, people, and new strategies. The diversity of our firm across investment teams, strategies, distribution channels, and geographies provides a stable environment and time for investment decisions to play out. We are excited to partner with our new Thematic team to follow the path of our seven existing teams and build another durable investment franchise at Artisan Partners.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$103.8	$96.8	$97.0
Average	101.1	97.4	92.9

Consolidated Financial Results (GAAP)
Revenues	$184.1	$181.5	$174.5
Operating income	58.0	58.5	54.8
Operating margin	31.5%	32.2%	31.4%
Net income attributable to Artisan Partners Asset Management Inc.	$19.8	$19.3	$16.3
Basic and diluted earnings per share	0.37	0.42	0.35

Adjusted[1] Financial Results
Adjusted operating income	$64.3	$64.9	$62.6
Adjusted operating margin	35.0%	35.8%	35.8%
Adjusted EBITDA[2]	$65.8	$66.7	$63.8
Adjusted net income	38.8	39.3	37.6
Adjusted earnings per adjusted share	0.52	0.53	0.51

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $103.8 billion
During the March quarter, our AUM increased to $103.8 billion at March 31, 2017, an increase of $6.9 billion, or 7.1%, compared to $96.8 billion at December 31, 2016, as a result of $7.2 billion in market appreciation partially offset by $272 million of net client cash outflows. Compared to March 31, 2016, AUM increased $6.7 billion, or 6.9%, due to $10.5 billion in market appreciation partially offset by $3.8 billion of net client cash outflows.
Average AUM for the March quarter of 2017 was $101.1 billion, an increase of 3.9% compared to average AUM for the December quarter of 2016 of $97.4 billion and an 8.9% increase from the average of $92.9 billion for the March quarter of 2016.
March Quarter of 2017 Compared to December Quarter of 2016
GAAP net income was $19.8 million, or $0.37 per basic and diluted share, in the March quarter of 2017 compared to net income of $19.3 million, or $0.42 per basic and diluted share, in the December quarter of 2016. Adjusted net income was $38.8 million, or $0.52 per adjusted share, in the March quarter of 2017 compared to adjusted net income of $39.3 million, or $0.53 per adjusted share, in the December quarter of 2016.

•
Revenues of $184.1 million in the March quarter of 2017 increased $2.6 million from $181.5 million in the December quarter of 2016 primarily due to higher average AUM in the March quarter, partially offset by two fewer calendar days in the quarter.

•
Operating expenses of $126.1 million in the March quarter of 2017 increased $3.1 million from $123.0 million in the December quarter of 2016, primarily as a result of a $3.3 million increase in seasonal expenses and a $1.4 million increase in post-IPO equity compensation expense related to our January 2017 annual equity grant. Seasonal expenses include employer funded retirement and health care contributions, payroll taxes, and non-employee director compensation. The increases were partially offset by costs incurred in the December quarter of 2016 related to the addition of our Chief Operating Officer of Investment Operations.

•	GAAP operating margin was 31.5% for the March quarter of 2017 compared to 32.2% for the December quarter of 2016.

•	Adjusted operating margin was 35.0% for the March quarter of 2017 compared to 35.8% for the December quarter of 2016.
March Quarter of 2017 Compared to March Quarter of 2016
GAAP net income was $19.8 million, or $0.37 per basic and diluted share, in the March quarter of 2017 compared to net income of $16.3 million, or $0.35 per basic and diluted share, in the March quarter of 2016. Adjusted net income was $38.8 million, or $0.52 per adjusted share, in the March quarter of 2017 compared to adjusted net income of $37.6 million, or $0.51 per adjusted share, in the March quarter of 2016.

•
Revenues of $184.1 million in the March quarter of 2017 increased $9.6 million from $174.5 million in the March quarter of 2016 primarily due to higher average AUM in the March quarter of 2017. The revenue impact of increased average AUM was partially offset by a decline in the proportion of our total AUM managed through Artisan Funds which resulted in our weighted average investment management fee decreasing from 76 basis points for the March quarter of 2016 to 74 basis points for the March quarter of 2017.

•
Operating expenses of $126.1 million in the March quarter of 2017 increased $6.4 million from $119.7 million in the March quarter of 2016 as a result of higher incentive compensation expense due to increased revenues; increases in technology and general and administrative expenses; and increased post-IPO equity compensation expense. The majority of our incentive compensation fluctuates with revenue and AUM. General and administrative expenses, which can fluctuate from period to period, increased primarily due to higher professional fees and travel expense. These increases were partially offset by a decrease in pre-offering related equity compensation expense.

•	GAAP operating margin was 31.5% for the March quarter of 2017 compared to 31.4% for the March quarter of 2016.

•	Adjusted operating margin was 35.0% for the March quarter of 2017 compared to 35.8% for the March quarter of 2016.

Capital Management
Cash and cash equivalents were $222.2 million at March 31, 2017 compared to $156.8 million at December 31, 2016. The Company paid its quarterly dividend of $0.60 per share of Class A common stock and a special annual dividend of $0.36 per share of Class A common stock during the March quarter of 2017. The Company had total borrowings of $200.0 million at March 31, 2017 and December 31, 2016.
On February 28, 2017, the Company completed an offering of 5,626,517 shares of Class A common stock and utilized all of the proceeds to purchase 5,626,517 common units of Artisan Partners Holdings. In addition, during the March quarter of 2017, limited partners of Artisan Partners Holdings exchanged 206,770 common units for 206,770 Class A common shares. The offering and exchanges increased the Company’s public float of Class A common stock by 5,833,287 shares.
During the March quarter of 2017, the Company granted 1,268,500 restricted share based awards to certain employees pursuant to the Company’s 2013 Omnibus Incentive Compensation Plan.
Total stockholders’ equity was $140.7 million at March 31, 2017 compared to $117.7 million at December 31, 2016. The Company had 49.2 million Class A common shares outstanding at March 31, 2017.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at March 31, 2017.
On April 26, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on May 31, 2017, to Class A shareholders of record as of the close of business on May 17, 2017.

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Conference Call
The Company will host a conference call on April 28th, at 12:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the investor relations section of the Company’s website at artisanpartners.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10104770. A replay of the call will be available until May 5, 2017 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10104770. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 21, 2017. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Strategy performance quoted for Artisan High Income and Artisan Developing World is based on the returns of each strategy’s composite. Refer to Exhibit 6 for performance of each composite and benchmark index. Composite returns are net of trade commissions and transaction costs, but have been presented in both gross and net of management fees. Net-of-fees composite returns were calculated using the highest model investment advisory fees applicable to portfolios within the composite. Index returns do not reflect the payment of fees and expenses. Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any investment may be positive or negative, and past performance does not guarantee future results.

Morningstar data ©2017, Morningstar, Inc. All Rights Reserved. Morningstar data contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. The Morningstar Rating is initially given on a fund’s three year track record and change monthly. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. As of March 31, 2017, Artisan High Income Fund Investor Share was rated and performance ranked within 596 managed products in Morningstar’s High Yield Bond category; other classes may vary.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$117.4	$117.1	$114.7
Separate accounts	66.7	64.2	59.6
Performance fees	—	0.2	0.2
Total revenues	184.1	181.5	174.5

Operating expenses
Compensation and benefits	93.3	90.7	87.5
Pre-offering related compensation - share-based awards	6.3	6.4	7.8
Total compensation and benefits	99.6	97.1	95.3
Distribution and marketing	7.4	7.9	8.1
Occupancy	3.5	3.4	3.2
Communication and technology	8.4	8.3	7.2
General and administrative	7.2	6.3	5.9
Total operating expenses	126.1	123.0	119.7
Operating income	58.0	58.5	54.8
Interest expense	(2.9)	(2.9)	(2.9)
Net investment income	0.2	0.4	—
Total non-operating income (loss)	(2.7)	(2.5)	(2.9)
Income before income taxes	55.3	56.0	51.9
Provision for income taxes	12.7	12.2	11.5
Net income before noncontrolling interests	42.6	43.8	40.4
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	22.8	24.5	24.1
Net income attributable to Artisan Partners Asset Management Inc.	$19.8	$19.3	$16.3

Basic and diluted earnings per share - Class A common shares	$0.37	$0.42	$0.35

Average shares outstanding
Class A common shares	41.0	38.9	37.0
Unvested restricted share-based awards	3.9	3.4	3.4
Total average shares outstanding	44.9	42.3	40.4

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.8	$19.3	$16.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	22.8	24.5	24.1
Add back: Provision for income taxes	12.7	12.2	11.5
Add back: Pre-offering related compensation - share-based awards	6.3	6.4	7.8
Add back: Net (gain) loss on the tax receivable agreements	—	—	—
Less: Adjusted provision for income taxes	22.8	23.1	22.1
Adjusted net income (Non-GAAP)	$38.8	$39.3	$37.6

Average shares outstanding
Class A common shares	41.0	38.9	37.0

Assumed vesting or exchange of:
Unvested restricted share-based awards	3.9	3.4	3.4
Artisan Partners Holdings LP units outstanding (non-controlling interest)	30.3	32.3	33.7
Adjusted shares	75.2	74.6	74.1

Basic and diluted earnings per share (GAAP)	$0.37	$0.42	$0.35
Adjusted net income per adjusted share (Non-GAAP)	$0.52	$0.53	$0.51

Operating income (GAAP)	$58.0	$58.5	$54.8
Add back: Pre-offering related compensation - share-based awards	6.3	6.4	7.8
Adjusted operating income (Non-GAAP)	$64.3	$64.9	$62.6

Operating margin (GAAP)	31.5%	32.2%	31.4%
Adjusted operating margin (Non-GAAP)	35.0%	35.8%	35.8%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.8	$19.3	$16.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	22.8	24.5	24.1
Add back: Pre-offering related compensation - share-based awards	6.3	6.4	7.8
Add back: Net (gain) loss on the tax receivable agreements	—	—	—
Add back: Interest expense	2.9	2.9	2.9
Add back: Provision for income taxes	12.7	12.2	11.5
Add back: Depreciation and amortization	1.3	1.4	1.2
Adjusted EBITDA (Non-GAAP)	$65.8	$66.7	$63.8

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements (if any). These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements (if any). Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, pre-offering related compensation, and net gain (loss) on the tax receivable agreements (if any).

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at the Company’s IPO, which closed on March 12, 2013.

Net gain (loss) on the tax receivable agreements represents the income or expense associated with the change in valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$222.2	$156.8
Accounts receivable	63.4	59.7
Investment securities	0.2	6.3
Deferred tax assets	788.0	678.6
Other	33.7	34.8
Total assets	$1,107.5	$936.2

Liabilities and equity
Accounts payable, accrued expenses, and other	$81.9	$32.8
Borrowings	199.5	199.5
Amounts payable under tax receivable agreements	685.4	586.2
Total liabilities	966.8	818.5

Total equity	140.7	117.7
Total liabilities and equity	$1,107.5	$936.2

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2017	2016	2016	2016	2016

Beginning assets under management	$96,845	$99,817	$99,848	(3.0)%	(3.0)%
Gross client cash inflows	5,160	5,906	4,653	(12.6)%	10.9%
Gross client cash outflows	(5,432)	(6,137)	(5,992)	11.5%	9.3%
Net client cash flows	(272)	(231)	(1,339)	(17.7)%	79.7%
Market appreciation (depreciation)	7,189	(2,741)	(1,461)	362.3%	592.1%
Net transfers [1]	—	—	(16)	—%	100.0%
Ending assets under management	$103,762	$96,845	$97,032	7.1%	6.9%
Average assets under management	$101,132	$97,368	$92,896	3.9%	8.9%

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
March 31, 2017
Beginning assets under management	$25,510	$8,588	$25,714	$33,940	$228	$1,878	$987	$96,845	$49,367	$47,478	$96,845
Gross client cash inflows	1,170	739	1,153	1,475	4	399	220	5,160	3,825	1,335	5,160
Gross client cash outflows	(1,660)	(657)	(1,473)	(1,423)	(2)	(183)	(34)	(5,432)	(4,146)	(1,286)	(5,432)
Net client cash flows	(490)	82	(320)	52	2	216	186	(272)	(321)	49	(272)
Market appreciation (depreciation)	2,252	257	2,343	2,134	28	51	124	7,189	3,555	3,634	7,189
Net transfers[1]	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$27,272	$8,927	$27,737	$36,126	$258	$2,145	$1,297	$103,762	$52,555	$51,207	$103,762
Average assets under management	$26,669	$8,784	$27,140	$35,107	$247	$2,030	$1,155	$101,132	$51,678	$49,454	$101,132

December 31, 2016
Beginning assets under management	$29,538	$8,165	$26,207	$32,996	$235	$1,784	$892	$99,817	$52,480	$47,337	$99,817
Gross client cash inflows	836	426	2,580	1,668	3	185	208	5,906	3,348	2,558	5,906
Gross client cash outflows	(2,509)	(584)	(1,802)	(1,059)	(2)	(126)	(55)	(6,137)	(4,857)	(1,280)	(6,137)
Net client cash flows	(1,673)	(158)	778	609	1	59	153	(231)	(1,509)	1,278	(231)
Market appreciation (depreciation)	(2,355)	581	(1,271)	335	(8)	35	(58)	(2,741)	(1,553)	(1,188)	(2,741)
Net transfers[1]	—	—	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$25,510	$8,588	$25,714	$33,940	$228	$1,878	$987	$96,845	$49,367	$47,478	$96,845
Average assets under management	$27,188	$8,313	$25,916	$33,018	$230	$1,812	$891	$97,368	$50,438	$46,930	$97,368

March 31, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	1,228	353	1,229	1,210	1	447	185	4,653	3,667	986	4,653
Gross client cash outflows	(1,887)	(1,515)	(1,254)	(879)	(329)	(113)	(15)	(5,992)	(4,221)	(1,771)	(5,992)
Net client cash flows	(659)	(1,162)	(25)	331	(328)	334	170	(1,339)	(554)	(785)	(1,339)
Market appreciation (depreciation)	(1,353)	569	(1,027)	273	28	20	29	(1,461)	(908)	(553)	(1,461)
Net transfers[1]	—	—	—	(16)	—	—	—	(16)	49	(65)	(16)
Ending assets under management	$30,422	$9,776	$23,877	$30,770	$271	$1,343	$573	$97,032	$52,113	$44,919	$97,032
Average assets under management	$29,877	$9,497	$22,577	$28,919	$499	$1,123	$405	$92,896	$49,900	$42,996	$92,896

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.

Exhibit 6

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of March 31, 2017
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team[3]
Non-U.S. Growth Strategy	1/1/1996	$25,173	3.48%	(0.34)%	6.27%	3.33%	9.93%	538
MSCI EAFE Index			11.67%	0.50%	5.83%	1.05%	4.55%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$880	(0.24)%	(2.69)%	7.53%	4.99%	12.80%	289
MSCI EAFE Small Cap Index			10.99%	3.60%	9.19%	3.03%	9.91%
Global Equity Strategy	4/1/2010	$1,219	12.86%	4.60%	11.23%	N/A	11.18%	337
MSCI All Country World Index			15.04%	5.07%	8.37%	N/A	7.80%
U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$6,810	19.91%	5.43%	11.05%	8.85%	13.50%	417
Russell Midcap® Index			17.03%	8.47%	13.08%	7.93%	9.33%
Russell Midcap® Value Index			19.82%	8.93%	14.06%	7.47%	10.11%
Value Equity Strategy	7/1/2005	$2,117	24.40%	8.38%	11.29%	7.01%	8.49%	11
Russell 1000® Index			17.43%	9.98%	13.25%	7.57%	8.38%
Russell 1000® Value Index			19.22%	8.66%	13.12%	5.93%	7.41%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$13,543	14.61%	5.30%	10.75%	10.51%	14.98%	469
Russell Midcap® Index			17.03%	8.47%	13.08%	7.93%	10.29%
Russell Midcap® Growth Index			14.07%	7.88%	11.95%	8.13%	8.78%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,164	24.96%	6.14%	11.99%	9.01%	10.16%	81
Russell 2000® Index			26.22%	7.21%	12.35%	7.11%	9.35%
Russell 2000® Growth Index			23.03%	6.71%	12.10%	8.05%	7.53%
Global Opportunities Strategy	2/1/2007	$12,030	17.30%	9.66%	12.49%	9.87%	9.88%	580
MSCI All Country World Index			15.04%	5.07%	8.37%	4.00%	4.08%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$18,581	12.96%	4.34%	10.89%	7.10%	12.51%	652
MSCI EAFE Index			11.67%	0.50%	5.83%	1.05%	5.99%
Global Value Strategy	7/1/2007	$17,545	16.30%	6.57%	12.60%	N/A	8.47%	511
MSCI All Country World Index			15.04%	5.07%	8.37%	N/A	3.36%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$258	22.88%	4.66%	2.34%	2.60%	5.10%	34
MSCI Emerging Markets Index			17.21%	1.17%	0.80%	2.72%	4.76%
Credit Team
High Income Strategy	4/1/2014	$2,145	17.90%	7.73%	N/A	N/A	7.73%	311
BofA Merrill Lynch High Yield Master II Index			16.88%	4.62%	N/A	N/A	4.62%
Developing World Team
Developing World Strategy	7/1/2015	$1,297	20.44%	N/A	N/A	N/A	6.61%	524
MSCI Emerging Markets Index			17.21%	N/A	N/A	N/A	1.37%
Total Assets Under Management		$103,762
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1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 12% of our assets under management at March 31, 2017, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.
3 Effective January 20, 2017, Artisan Partners ceased to manage assets in the Global Small-Cap Growth Strategy.